Exhibit 10.1

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISLET SCIENCES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

ISLET SCIENCES, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant Certificate No. [1]

1. Issuance. In consideration of good and valuable consideration as set forth in the Subscription Agreement (as defined below), the receipt and sufficiency of which are hereby acknowledged by ISLET SCIENCES, INC., a Nevada corporation (the “Company”); [●], its successors and/or registered assigns (the “Investor”), is hereby granted the right to purchase at any time on or after the Increase Date (as defined below) until the date which is the last calendar day of the month in which the fifth anniversary of the Increase Date occurs (the “Expiration Date”), [●] fully paid and non-assessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”).

This Warrant was issued to the Investor on [●] (the “Issue Date”).

2. Definitions. For the purposes of this Warrant, the following terms shall have the following meanings:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Closing Price” shall mean the 4:00 P.M. last sale price of the Common Stock on the Principal Market on the relevant Trading Day(s), as reported by Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Investor and reasonably acceptable to the Company) (“Bloomberg”) for the relevant date.

“Delivery Shares” means those shares of Common Stock issuable and deliverable upon the exercise of this Warrant.

“DTC” means The Depository Trust Company.

“DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificated form at DTC, cleared and converted into electronic shares by DTC and held in the name of the clearing firm servicing the Investor’s brokerage firm for the benefit of the Investor.

“Exercise Price” means the amount equal to the per share price of the Common Stock paid by investors in the Company’s first bona fide equity financing having an aggregate offering value of at least $5,000,000 after the date hereof; or, if no such financing has occurred on or after the Increase Date but prior to the Exercise Date, then an amount equal to 200% of the VWAP for the sixty (60) days immediately preceding the Exercise Date per share of Common Stock, in each case as the same may be adjusted from time to time pursuant to the terms and conditions of this Warrant.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Investor.

“Increase Date” shall mean the date upon which the Company files with the State of Nevada a certificate of amendment to the Company’s articles of incorporation, as amended, increasing the authorized shares of the Corporation’s Common Stock, but in any event, no later than January 5, 2017.

“Subscription Agreement” means that certain subscription agreement, by and between the Company and the Investor, dated as of [●].

“Trade Price” shall mean the higher of: (i) the Closing Price of the Common Stock on the Issue Date; and (ii) the VWAP (as defined below) of the Common Stock for the Trading Day that is two (2) Trading Days prior to the Exercise Date.

“Trading Day” means any day during which the principal market on which the Common Stock is traded (the “Principal Market”) shall be open for business.

“VWAP” shall mean the volume-weighted average price of the Common Stock on the Principal Market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

3. Exercise of Warrant.

3.1 General. This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Increase Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by email or facsimile transmission) a completed and duly executed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is either faxed, emailed or delivered to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of this Warrant, the Investor shall tender this Warrant to the Company within five (5) Trading Days thereafter, but only if the Delivery Shares to be delivered pursuant to the Notice of Exercise have been delivered to the Investor as of such date. The Notice of Exercise shall be executed by the Investor and shall indicate (a) the number of Delivery Shares to be issued pursuant to such exercise, and (b) the method of payment, including whether the exercise is a cashless exercise.

3.2 Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Investor as expressed in the Notice of Exercise, by the following methods:

(a) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(b) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(c) by surrendering to the Company (x) Warrant Shares previously acquired by the Investor with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(d) any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (b), (c) or (d) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Investor (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (c)(y) above.

(e) Upon the appropriate payment to the Company, if any, of the Exercise Price for the Delivery Shares, the Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is paid to the Company (or with respect to a “cashless exercise,” the date that is three (3) Trading Days following the Exercise Date) (the “Delivery Date”), provided that the Common Stock is then DTC Eligible, deliver or cause the Company’s transfer agent to deliver to the Investor or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of the Investor or its designee, representing DTC Eligible Common Stock equal to the applicable number of Delivery Shares. If the Common Stock is not DTC Eligible at such time, such shall constitute a breach of this Warrant, and the Company shall instead, on or before the applicable date set forth above in this subsection, issue and deliver to the Investor or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of the Investor or its designee, representing the applicable number of Delivery Shares. For the avoidance of doubt, the Company has not met its obligation to deliver Delivery Shares within the required timeframe set forth above unless the Investor or its broker, as applicable, has actually received the certificate representing the applicable Delivery Shares no later than the close of business on the latest possible delivery date pursuant to the terms set forth above.

(f) The Investor shall be deemed to be the holder of the Delivery Shares issuable to it in accordance with the provisions of this Section 3.2 on the Exercise Date.

3.3 Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Investor would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Investor an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

3.4 Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time the Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause the Investor (together with its affiliates) to own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company must not issue to the Investor shares of Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to the Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. From time to time, the Investor may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to the Investor without causing the Investor to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to the Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such change to “9.99%” shall be permanent. For purposes of this Warrant, the term “Market Capitalization of the Common Stock” shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on the Company’s most recently filed Form 10-Q or Form 10-K. By written notice to the Company, the Investor may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Investor.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Investor. The Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Protection Against Dilution and Other Adjustments.

6.1 Capital Adjustments. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by splitup or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

6.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6.1 above), then the Company shall make appropriate provision so that the Investor shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Investor immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Investor so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

6.3 Notice of Adjustment. Without limiting any other provision contained herein, when any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, the Company shall promptly notify the Investor of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Investor and any Warrant Agent (as defined below) appointed pursuant to Section 8 hereof. Nothing in this Section 7 shall be deemed to limit any other provision contained herein.

8. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the 1933 Act. None of the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of any security to an affiliate of the Investor. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 8; provided, however, that the Company acknowledges and agrees that any such legend shall be removed from all certificates for DTC Eligible Common Stock delivered hereunder as such Common Stock is cleared and converted into electronic shares by the DTC, and nothing contained herein shall be interpreted to the contrary. Any such transfer shall be accompanied by a transferor assignment substantially in the form attached to this Warrant as Exhibit B (the “Transferor Assignment”), executed by the transferor and the transferee and submitted to the Company. Upon receipt of the duly executed Transferor Assignment, the Company shall register the transferee thereon as the new holder on the books and records of the Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of the Investor.

9. Registration.  The Company shall include in the next registration statement it files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon exercise of the Warrant.

10. Warrant Agent. The Company may, by written notice to the Investor, appoint an agent (a “Warrant Agent”) for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the Investor as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Subscription Agreement, the terms of which are incorporated herein by reference.

13. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Subscription Agreement, taken together, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

14. Governing Law. This Warrant shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles thereof regarding the conflict of laws.

15. Waiver of Jury Trial. COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

16. Remedies. The remedies at law of the Investor under this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to the Investor in the Subscription Agreement, at law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

17. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall Signatures delivered via facsimile or email shall be considered original signatures for all purposes hereof.

18. Attorneys’ Fees. In the event of any arbitration, litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

19. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

20. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

21. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

Islet Sciences, Inc.

By:

Printed Name:

Title:

EXHIBIT A

ISLET SCIENCES, INC.
WARRANT DATED [●]
WARRANT CERTIFICATE NO. [1]

NOTICE OF EXERCISE OF WARRANT

The undersigned Investor hereby irrevocably elects to purchase ____________ Warrant Shares pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Investor hereby exercises its right to purchase ____________ Warrant Shares pursuant to the Warrant.

(2)	(PLEASE CHECK ONE METHOD OF PAYMENT)

__ The Investor shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant OR

 __ The Investor shall exercise the Warrant in a cashless exercise in accordance with the terms of the Warrant.

(3)	Pursuant to this Exercise Agreement, the Company shall deliver to the holder ____________ Warrant Shares in accordance with the terms of the Warrant.

Dated: ____________, 20__                                                             Name of Investor:

______________________________
(Print)
Name:___________________________
Title:___________________________
Date:___________________________

 (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

EXHIBIT B

ISLET SCIENCES, INC.
WARRANT DATED [●]
WARRANT CERTIFICATE NO. [1]

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the Warrant to Purchase Shares of Common Stock dated as of [●] (the “Warrant”) to purchase the percentage and number of shares of common stock, $0.001 par value (“Common Stock”), of ISLET SCIENCES, INC. specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s), and appoints each such person attorney-in-fact to transfer the undersigned’s respective right on the books of ISLET SCIENCES, INC. with full power of substitution.

Transferees	Percentage Transferred	Number Transferred

Dated:                             ,
______________________

[Transferor Name must conform to the name of the Investor as specified on the face of the Warrant]

By:
Name:

Signed in the presence of:

______________________
(Name)

ACCEPTED AND AGREED:

______________________
[TRANSFEREE]

By:
Name: